UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2004

WCI COMMUINITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, Florida	34134

(Address of Principal Executive Offices)	(Zip Code)

(239) 947-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.     OTHER EVENTS

5.02	Departure, election or appointment of directors of officers.

      At the meeting of the Board of Directors on October 28, 2004, John H. Dasburg was elected a Director of the Company to fill a vacancy. Mr. Dasburg was also elected as a member of the Audit Committee of the Company. Mr. Dasburg is a Class II Director with a term expiring in 2007. Mr. Dasburg is the Chairman and Chief Executive Officer of ASTAR Air Cargo, Inc. with headquarters in Miami, Florida. He was previously Chairman, President and Chief Executive Officer of Burger King Corporation. Prior to joining Burger King Corporation, Mr. Dasburg served ten years as President and Chief Executive Officer of Northwest Airlines.

      There are no arrangements or understandings between Mr. Dasburg and any other person pursuant to which Mr. Dasburg was selected as a director. There are no transactions involving Mr. Dasburg that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:  /s/ James D. Cullen

Name:   James D. Cullen
Title:     Vice President

Date: November 1, 2004